Exhibit 99.1
Asana Announces Record Third Quarter Fiscal 2023 Revenues

Third quarter revenue growth up 41% year over year
Revenues from customers spending $5,000 or more on an annualized basis grew 52% year over year
Customers spending $100,000 or more on an annualized basis grew 78% year over year

December 1, 2022 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for organizations, today reported financial results for its third quarter fiscal 2023 ended October 31, 2022.

“We reported a strong quarter with revenues up 41 percent year over year. The number of customers spending $100,000 or more grew 78 percent, year over year, and our largest deployment is now over 150,000 seats. Our success with large enterprises continues to drive growth," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “While macroeconomic cross currents continue to impact the business in the near term, our leading technology and strong brand position us well in the enormous and untapped Work Management market over the long term. We will continue to actively manage the business to improve efficiencies while maintaining our leadership in product innovation.”

Third Quarter Fiscal 2023 Financial Highlights

•Revenues: Revenues were $141.4 million, an increase of 41% year over year.
•Operating Loss: GAAP operating loss was $101.1 million, or 71% of revenues, compared to GAAP operating loss of $68.1 million, or 68% of revenues, in the third quarter of fiscal 2022. Non-GAAP operating loss was $52.6 million, or 37% of revenues, compared to non-GAAP operating loss of $41.3 million, or 41% of revenues, in the third quarter of fiscal 2022.
•Net Loss: GAAP net loss was $100.9 million, compared to GAAP net loss of $69.3 million in the third quarter of fiscal 2022. GAAP net loss per share was $0.49, compared to GAAP net loss per share of $0.37 in the third quarter of fiscal 2022. Non-GAAP net loss was $52.4 million, compared to non-GAAP net loss of $42.5 million in the third quarter of fiscal 2022. Non-GAAP net loss per share was $0.26, compared to non-GAAP net loss per share of $0.23 in the third quarter of fiscal 2022.
•Cash Flow: Cash flows from operating activities were negative $46.2 million, compared to negative $28.5 million in the third quarter of fiscal 2022. Free cash flow was negative $48.5 million, compared to negative $29.5 million in the third quarter of fiscal 2022.

Business Highlights

•The number of customers spending $5,000 or more on an annualized basis in Q3 grew to 18,700, an increase of 32% year over year. Revenues from these customers in Q3 grew 52% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q3 grew to 493, an increase of 78% year over year.
•Overall dollar-based net retention rate in Q3 was over 120%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q3 was over 128%.
•Dollar-based net retention rate for customers with $100,000 or more in annualized spend in Q3 was over 140%.

Exhibit 99.1
•Launched Enterprise-Grade Goals, a new suite of features to give enterprise leaders a holistic view of progress against strategic initiatives, and provided new enterprise-focused insights in the latest Anatomy of Work Special Report.
•Established The Work Innovation Lab, a think tank by Asana that develops human-centered, cutting-edge research to help businesses evolve today to meet the growing changes and challenges of the future of work.
•Named a Customers’ Choice in the 2022 Gartner Peer Insights ‘Voice of the Customer’ for the ‘Enterprise Agile Planning Tools’ market.
•Recognized for our influential enterprise offerings in Fast Company's Brands That Matter list and for Asana Flow in Fast Company’s Innovation by Design.

Financial Outlook

For the fourth quarter of fiscal 2023, Asana expects:
•Revenues of $144.0 million to $146.0 million, representing year over year growth of 30% at the midpoint.
•Non-GAAP operating loss of $60.0 million to $57.0 million.
•Non-GAAP net loss per share of $0.28 to $0.27, assuming basic and diluted weighted average shares outstanding of approximately 215 million.

For fiscal year 2023, Asana expects:
•Revenues of $541.0 million to $543.0 million, representing year over year growth of 43%.
•Non-GAAP operating loss of $230.0 million to $227.0 million.
•Non-GAAP net loss per share of $1.15 to $1.14, assuming basic and diluted weighted average shares outstanding of approximately 200 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its third quarter fiscal year 2023 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations website at: https://investors.asana.com. The conference call can also be accessed by dialing (844) 200-6205, or +1 929-526-1599 (outside of the US). The conference access code is 762183.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our ability to execute on our current strategies, the ability of our technology and brand to withstand macroeconomic pressures, our estimates regarding the size of the addressable market for our solutions, Asana’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2023,

Exhibit 99.1
expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2022 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures to understand and evaluate its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Exhibit 99.1
Asana believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount and non-cash interest related to the senior mandatory convertible promissory notes and non-recurring expenses include direct listing fees and costs related to restructuring. Asana believes the exclusion of the non-cash and non- recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP measures as compared to GAAP measures of gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, and net loss per share, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000, $50,000, and $100,000 on an annualized basis

We define customers spending over $5,000, $50,000, and $100,000 as those organizations on a paid subscription plan that had $5,000 or more or $50,000 or more or $100,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year

Exhibit 99.1
period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Asana helps organizations orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 135,000 paying customers and millions of free organizations in over 200 countries and territories. Global customers such as Amazon, Affirm, Japan Airlines, and Sky rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues	$141,439	$100,337	$396,981	$266,488
Cost of revenues(1)	15,160	9,581	41,354	27,364
Gross profit	126,279	90,756	355,627	239,124
Operating expenses:
Research and development(1)	75,509	53,788	215,947	142,209
Sales and marketing(1)	113,713	73,295	320,228	194,009
General and administrative(1)	38,165	31,761	128,064	81,027
Total operating expenses	227,387	158,844	664,239	417,245
Loss from operations	(101,108)	(68,088)	(308,612)	(178,121)
Interest income and other income (expense), net	1,291	(446)	(219)	(766)
Interest expense	(457)	(353)	(1,125)	(18,078)
Loss before provision for income taxes	(100,274)	(68,887)	(309,956)	(196,965)
Provision for income taxes	631	393	2,786	1,328
Net loss	$(100,905)	$(69,280)	$(312,742)	$(198,293)
Net loss per share:
Basic and diluted	$(0.49)	$(0.37)	$(1.60)	$(1.15)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	204,657	185,022	195,261	172,684
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	$461	$192	$1,200	$462
Research and development	25,030	14,351	70,606	34,741
Sales and marketing	15,018	7,138	43,028	16,641
General and administrative	7,482	4,172	21,000	10,421
Total stock-based compensation expense	$47,991	$25,853	$135,834	$62,265

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$509,091	$240,403
Marketable securities	36,322	71,628
Accounts receivable, net	59,345	59,085
Prepaid expenses and other current assets	50,955	40,278
Total current assets	655,713	411,394
Property and equipment, net	94,632	99,632
Restricted cash, noncurrent	1,499	—
Operating lease right-of-use assets	179,639	174,083
Investments, noncurrent	—	2,760
Other assets	21,525	19,166
Total assets	$953,008	$707,035
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,119	$11,557
Accrued expenses and other current liabilities	75,432	60,915
Deferred revenue, current	212,194	170,143
Operating lease liabilities, current	14,627	12,573
Total current liabilities	310,372	255,188
Term loan, net	30,458	34,612
Deferred revenue, noncurrent	2,644	4,082
Operating lease liabilities, noncurrent	212,935	208,422
Other liabilities	1,630	891
Total liabilities	558,039	503,195
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,540,200	1,034,252
Accumulated other comprehensive loss	(2,703)	(626)
Accumulated deficit	(1,142,530)	(829,788)
Total stockholders’ equity	394,969	203,840
Total liabilities and stockholders’ equity	$953,008	$707,035

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(100,905)	$(69,280)	$(312,742)	$(198,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for expected credit losses	(315)	472	1,045	1,238
Depreciation and amortization	3,204	3,129	9,507	5,501
Amortization of deferred contract acquisition costs	3,937	2,317	10,509	5,939
Stock-based compensation expense	47,991	25,848	135,834	62,260
Net amortization (accretion) of premium (discount) on marketable securities	(7)	115	50	701
Non-cash lease expense	4,058	4,462	11,426	13,242
Amortization of discount on convertible notes and term loan issuance costs	5	4	13	10,640
Non-cash interest expense	—	—	—	6,670
Changes in operating assets and liabilities:
Accounts receivable	(6,580)	(12,979)	(1,377)	(13,979)
Prepaid expenses and other current assets	5,547	(3,417)	(22,155)	(8,988)
Other assets	(1,178)	(2,843)	(3,201)	(6,316)
Accounts payable	(1,864)	7,371	(3,333)	9,063
Accrued expenses and other liabilities	(1,258)	(2,779)	15,225	10,571
Deferred revenue	4,665	15,157	40,614	48,827
Operating lease liabilities	(3,478)	3,923	(10,374)	8,464
Net cash used in operating activities	(46,178)	(28,500)	(128,959)	(44,460)
Cash flows from investing activities
Purchases of marketable securities	2	(13,453)	(72,216)	(61,923)
Sales of marketable securities	—	2	—	373
Maturities of marketable securities	54,314	43,549	110,204	124,588
Purchases of property and equipment	(1,457)	(10,746)	(3,140)	(40,303)
Capitalized internal-use software costs	(882)	(191)	(952)	(487)
Net cash provided by investing activities	51,977	19,161	33,896	22,248
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	—	—	—	9,000
Repayment of term loan	(1,000)	(500)	(2,667)	(1,167)
Proceeds from private placement—related party, net of offering costs	347,384	—	347,384	—
Repurchases of common stock	—	—	(2)	(36)
Proceeds from exercise of stock options	980	3,859	4,627	12,827
Proceeds from employee stock purchase plan	7,959	7,223	17,115	13,350
Net cash provided by financing activities	355,323	10,582	366,457	33,974
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(489)	260	(1,207)	178
Net increase in cash, cash equivalents, and restricted cash	360,633	1,503	270,187	11,940
Cash, cash equivalents, and restricted cash
Beginning of period	149,957	270,315	240,403	259,878
End of period	$510,590	$271,818	$510,590	$271,818

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$126,279	$90,756	$355,627	$239,124
Plus: stock-based compensation and related employer payroll tax associated with RSUs	470	205	1,226	493
Non-GAAP gross profit	$126,749	$90,961	$356,853	$239,617
GAAP gross margin	89.3%	90.5%	89.6%	89.7%
Non-GAAP adjustments	0.3%	0.2%	0.3%	0.2%
Non-GAAP gross margin	89.6%	90.7%	89.9%	89.9%
Reconciliation of operating expenses
GAAP research and development	$75,509	$53,788	$215,947	$142,209
Less: stock-based compensation and related employer payroll tax associated with RSUs	(25,293)	(14,671)	(72,216)	(36,004)
Non-GAAP research and development	$50,216	$39,117	$143,731	$106,205
GAAP research and development as percentage of revenue	53.4%	53.6%	54.4%	53.4%
Non-GAAP research and development as percentage of revenue	35.5%	39.0%	36.2%	39.9%

GAAP sales and marketing	$113,713	$73,295	$320,228	$194,009
Less: stock-based compensation and related employer payroll tax associated with RSUs	(15,185)	(7,518)	(43,744)	(17,452)
Non-GAAP sales and marketing	$98,528	$65,777	$276,484	$176,557
GAAP sales and marketing as percentage of revenue	80.4%	73.0%	80.7%	72.8%
Non-GAAP sales and marketing as percentage of revenue	69.7%	65.6%	69.6%	66.3%

GAAP general and administrative	$38,165	$31,761	$128,064	$81,027
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,587)	(4,416)	(21,510)	(11,009)
Non-GAAP general and administrative	$30,578	$27,345	$106,554	$70,018
GAAP general and administrative as percentage of revenue	27.0%	31.7%	32.3%	30.4%
Non-GAAP general and administrative as percentage of revenue	21.6%	27.3%	26.8%	26.3%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(101,108)	$(68,088)	$(308,612)	$(178,121)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	48,535	26,810	138,696	64,958
Non-GAAP loss from operations	$(52,573)	$(41,278)	$(169,916)	$(113,163)
GAAP operating margin	(71.5)%	(67.9)%	(77.7)%	(66.8)%
Non-GAAP adjustments	34.3%	26.8%	34.9%	24.4%
Non-GAAP operating margin	(37.2)%	(41.1)%	(42.8)%	(42.4)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of net loss
GAAP net loss	$(100,905)	$(69,280)	$(312,742)	$(198,293)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	48,535	26,810	138,696	64,958
Plus: amortization of debt discount	—	—	—	10,628
Plus: non-cash interest	—	—	—	6,670
Non-GAAP net loss	$(52,370)	$(42,470)	$(174,046)	$(116,037)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.49)	$(0.37)	$(1.60)	$(1.15)
Non-GAAP adjustments to net loss	0.23	0.14	0.71	0.48
Non-GAAP net loss per share, basic	$(0.26)	$(0.23)	$(0.89)	$(0.67)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	204,657	185,022	195,261	172,684

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Computation of free cash flow
Net cash provided by investing activities	$51,977	$19,161	$33,896	$22,248
Net cash provided by financing activities	$355,323	$10,582	$366,457	$33,974
Net cash used in operating activities	$(46,178)	$(28,500)	$(128,959)	$(44,460)
Less: purchases of property and equipment	(1,457)	(10,746)	(3,140)	(40,303)
Less: capitalized internal-use software costs	(882)	(191)	(952)	(487)
Plus: purchases of property and equipment from build-out of corporate headquarters	—	9,939	2	38,551
Plus: direct listing expenses	—	—	—	270
Free cash flow	$(48,517)	$(29,498)	$(133,049)	$(46,429)